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                                                                      EXHIBIT 21

                                BROOKSTONE, INC.

                            Subsidiary of Registrant
                            ------------------------

                                 April 26, 2000


         Name                       Organized under laws of
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Brookstone, Company, Inc.           New Hampshire
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Brookstone Stores, Inc.             New Hampshire
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Brookstone Purchasing, Inc.         New Hampshire
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Brookstone Properties, Inc.         New Hampshire
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Brookstone By Mail, Inc.            New Hampshire
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Brookstone Holdings, Inc.           New Hampshire
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Fork Distribution Corporation       New Hampshire
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Gardners Eden By Mail, Inc.         New Hampshire
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Brookstone Retail Puerto Rico, Inc. Puerto Rico
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